Exhibit 10.3

Execution Version

COMMITMENT INCREASE SUPPLEMENT

Reference is made to the Second Amended and Restated Credit Agreement, dated as of May 17, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Southern California Edison Company, a California corporation (the “Borrower”), the Lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Each Lender identified on Schedule l hereto (each, an “Increasing Lender”) and the Borrower agree as follows:

1.Each Increasing Lender hereby irrevocably increases its Commitment to the Borrower by the amount set forth on Schedule 1 hereto (the “Increased Commitment”) pursuant to Section 2.1(d) of the Credit Agreement. From and after the Effective Date (as defined below), each Increasing Lender will be a Lender under the Credit Agreement with respect to the Increased Commitment as well as its existing Commitment under the Credit Agreement, which together shall be its total Commitment under the Credit Agreement.

Each Increasing Lender (a) represents and warrants that it is legally authorized to enter into this Commitment Increase Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Increase Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

The effective date of this Commitment Increase Supplement shall be the Effective Date of the Increased Commitment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Commitment Increase Supplement by each of the Increasing Lenders and the Borrower, it will be delivered to the Administrative Agent for acceptance and recording by it pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than two Business Days after the date of such acceptance and recording by the Administrative Agent).

Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of each Increased Commitment (including payments of principal, interest, fees and other amounts) to the applicable Increasing Lender for amounts which have accrued on and subsequent to the Effective Date.

This Commitment Increase Supplement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Commitment Increase Supplement to be executed effective as of the date on Schedule 1 hereto by their respective duly authorized officers on Schedule 1 hereto.

Schedule 1
to Commitment Increase Supplement

Name of Increasing Lender: Bank of America, N.A.

Effective Date of Increased Commitment: April 30th, 2021

/s/
Principal Amount of Increased Commitment:	Total Amount of Commitment of Increasing Lender (including Increased Commitment):
$114,000,000	$264,100,000

BANK OF AMERICA, N.A., as Increasing Lender
By: /s/Dee Dee Farkas Name: Dee Dee Farkas Title: Managing Director

Name of Increasing Lender: Credit Suisse AG, Cayman Islands Branch

Effective Date of Increased Commitment: Wednesday April 28, 2021

Principal Amount of Increased Commitment:	Total Amount of Commitment of Increasing Lender (including Increased Commitment):
$118,000,000.00	$189,333,333.33

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Increasing Lender
By: /s/ Judith Smith Name: Judith Smith Title: Authorized Signatory
By: /s/Jessica Gavarkovs Name: Jessica Gavarkovs Title: Authorized Signatory

Name of Increasing Lender: Bank of Montreal, Chicago Branch

Effective Date of Increased Commitment: April 30th, 2021

/s/
Principal Amount of Increased Commitment:	Total Amount of Commitment of Increasing Lender (including Increased Commitment):
$118,000,000.00	$189,333,333.33

BANK OF MONTREAL, CHICAGO BRANCH, as Increasing Lender
By: /s/Rahul D. Shah Name: Rahul D. Shah Title: Managing Director

/s/
SOUTHERN CALIFORNIA EDISON COMPANY, as Borrower
By: /s/Natalia Woodward Name: Natalia Woodward Title: Vice President and Treasurer

Accepted:
JPMORGAN CHASE BANK, N.A., as Administrative Agent and Issuing Lender
By: /s/Nancy R. Barwig Name: Nancy R. Barwig Title: Executive Director

/s/
Accepted:
MUFG UNION BANK, N.A., as Issuing Lender
By: /s/Jeff Fesenmaier Name: Jeff Fesenmaier Title: Managing Director

Accepted:
Wells Fargo Bank, National Association, as Issuing Lender
By: /s/Gregory R. Gredvig Name: Gregory R. Gredvig Title: Director

Accepted:
BARCLAYS BANK PLC, as Issuing Lender
By: /s/Sydney G. Dennis Name: Sydney G. Dennis Title: Director

Accepted:
MIZUHO BANK, LTD., as Issuing Lender
By: /s/Edward Sacks Name: Edward Sacks Title: Executive Director

Accepted:
Bank of America, N.A., as Issuing Lender
By: /s/Dee Dee Farkas Name: Dee Dee Farkas Title: Managing Director